Exhibit 99.8

Ibrutinib in combination with rituximab (iR) is well tolerated and induces a high rate of durable remissions in patients with high-risk Chronic Lymphocytic Leukemia (CLL): new, updated results of a Phase II trial in 40 patients.

Jan A. Burger1, Michael J. Keating1, William G. Wierda1, Julia Hoellenriegel1, Ghayathri Jeyakumar1, Alessandra Ferrajoli1, Stefan Faderl1, Marylou Cardenas1, Susan Lerner1, Garcy Zacharian1, Xuelin Huang2, Hagop Kantarjian1, Susan O’Brien1

1    Department of Leukemia, MD Anderson Cancer Center, Houston, Texas
2   Department of Biostatistics, MD Anderson Cancer Center, Houston, Texas

The Bruton tyrosine kinase (BTK) inhibitor ibrutinib is a promising new targeted therapy for patients with mature B cell malignancies, especially CLL and mantle cell lymphoma (MCL). Single agent ibrutinib induces an overall response rate (ORR) of 71% in relapsed CLL, based on the Phase 1/2 experience. To accelerate and improve responses to ibrutinib in high-risk CLL, ibrutinib was combined with rituximab; we update this Phase 2 single-center clinical trial with a median follow-up of 14 months.

Methods: Patients were treated with ibrutinib 420 mg PO daily continuously throughout the study Rituximab (375 mg/m2) was administered  weekly for the first four weeks  (cycle 1), then  monthly  until cycle 6.at which point patients continued on ibrutinib monotherapy. Study inclusion required high-risk disease (del17p or TP53 mutation [treated or untreated]), PFS < 36 months after frontline chemo-immunotherapy, or relapsed CLL with del11q.

Results: Characteristics of the 40 patients enrolled included median age of 65 (range 35–82) with a median of 2 prior therapies.  There were14 female and 26 male patients.  20 patients had del17p or TP53 mutation (4 without prior therapy), and 13 patients had del11q. 32 patients had unmutated IGHV, only one patient mutated IGHV, the remaining patients had inconclusive IGHV results. The median β2 microglobulin was 4.2 mg/L (2.2 – 12.3), At a median follow up of 14 months, 32 of 40 patients continue on therapy (16 out of 20 with del17p or TP53 mutation) without disease progression. 39 patients were evaluable for response assessment per 2008 IWCLL guidelines; 34 (87%) achieved partial remission (PR), and three (8%) complete remission (CR), accounting for an ORR of 95%. One CR was negative for MRD by flow cytometry, The ORR in the 20 patients with del17p or TP53 mutation was 90% (16 PR, 2 CR). Among the 8 patients that came off study, 3 patient died from unrelated infectious complications (2 cases of sepsis, 1 case of pneumonia), and 1 died from unrelated respiratory and cardiovascular failure. Two patients came off study because of possibly ibrutinib-related toxicity (one subdural hematoma, one grade 3 mucositis), one patient had progressive disease, and one proceeded to stem cell transplantation. Treatment generally was well tolerated, with infectious complications (6 cases of pneumonia and 3 cases of upper respiratory infections) being the most common complication. There were two Grade 3, possibly related AEs: mucositis (n=1), and peripheral neuropathy (n=1). Milder toxicities included Grade 1-2 bruising (n=7), Grade 1 subdural hematoma (n=1), fatigue (n=2), bone pain, myalgias, and arthralgia (n=5), or diarrhea (n=1). Questionnaires revealed significantly improved overall health and quality of life (QOL) after 6 months, based on the EORTC-QOL-v.3 questionnaire, which coincided with a significant weight gain at 3 and 6 months.

Conclusion: Ibrutinib in combination with rituximab is a safe, well tolerated regimen for high-risk CLL patients, which induces high rates of durable responses. Responses were associated with significant improvements in QOL. Compared to ibrutinib monotherapy, the redistribution lymphocytosis resolves more rapidly and completely (see Figure), and consequently the ORR is higher. Whether the addition of rituximab to ibrutinib therapy translates into longer progression-free and overall survival will be addressed in an upcoming larger, randomized trial of ibrutinib versus iR in relapsed/refractory CLL.

Absolute Lymphocytes by Month on Treatment
Median
25%-75%
Absolute Lymphocytes
70000
60000
50000
40000
30000
20000
10000
0
n=40
n=40
n=40
n=40
n=40
n=38
n=39
n=37
n=38
n=28
n=32
n=23
n=23
n=17
n=25
n=10
n=11
n=17
Week 2
Week 3
Start of 1st Month
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
Months

Figure:Lymphocytosis during iR therapy.